Execution Version
Associated Estates Realty Corporation

$45,000,000 4.29% Senior Notes, Series A, due October 21, 2020
and
$55,000,000 4.94% Senior Notes, Series B, due January 8, 2024
______________
Note Purchase Agreement
______________
Dated October 21, 2013

Table of Contents
Section                    Heading                    Page

Section 1.	Authorization of Notes 1

Section 2.	Sale and Purchase of Notes 1

Section 3.	Closing 2

Section 4.	Conditions to Closing 2

Section 4.1.	Representations and Warranties 2

Section 4.2.	Performance; No Default 2

Section 4.3.	Compliance Certificates 3

Section 4.4.	Opinions of Counsel 3

Section 4.5.	Purchase Permitted by Applicable Law, Etc 3

Section 4.6.	Sale of Other Notes 3

Section 4.7.	Payment of Special Counsel Fees 3

Section 4.8.	Private Placement Number 3

Section 4.9.	Changes in Corporate Structure 4

Section 4.10.	Funding Instructions 4

Section 4.11.	Proceedings and Documents 4

Section 5.	Representations and Warranties of the Company 4

Section 5.1.	Organization; Power and Authority 4

Section 5.2.	Authorization, Etc 4

Section 5.3.	Disclosure 4

Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates 5

Section 5.5.	Financial Statements; Material Liabilities 6

Section 5.6.	Compliance with Laws, Other Instruments, Etc 6

Section 5.7.	Governmental Authorizations, Etc 6

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders 6

Section 5.9.	Taxes 6

Section 5.10.	Title to Property; Leases 7

Section 5.11.	Licenses, Permits, Etc 7

Section 5.12.	Compliance with ERISA 7

Section 5.13.	Private Offering by the Company 8

Section 5.14.	Use of Proceeds; Margin Regulations 8

Section 5.15.	Existing Indebtedness; Future Liens 9

Section 5.16.	Foreign Assets Control Regulations, Etc 9

Section 5.17.	Status under Certain Statutes 11

Section 5.18.	Environmental Matters 11

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Associated Estates Realty Corporation                    Note Purchase Agreement

Section 5.19.	Senior Debt Status 12

Section 5.20.	Solvency 12

Section 5.21.	REIT and Listing Status 12

Section 6.	Representations of the Purchasers 12

Section 6.1.	Purchase for Investment 12

Section 6.2.	Source of Funds 12

Section 7.	Information as to Company 14

Section 7.1.	Financial and Business Information 14

Section 7.2.	Officer’s Certificate 17

Section 7.3.	Visitation 18

Section 7.4.	Electronic Delivery 18

Section 8.	Payment and Prepayment of the Notes 19

Section 8.1.	Maturity 19

Section 8.2.	Optional Prepayments with Make-Whole Amount 19

Section 8.3.	Allocation of Partial Prepayments 19

Section 8.4.	Maturity; Surrender, Etc 19

Section 8.5.	Purchase of Notes 20

Section 8.6.	Make-Whole Amount 20

Section 8.7.	Change in Control 22

Section 8.8.	Payments Due on Non-Business Days 22

Section 9.	Affirmative Covenants 23

Section 9.1.	Compliance with Laws 23

Section 9.2.	Insurance 23

Section 9.3.	Maintenance of Properties 23

Section 9.4.	Payment of Taxes and Claims 23

Section 9.5.	Corporate Existence, Etc 24

Section 9.6.	Books and Records 24

Section 9.7.	Subsidiary Guarantors 24

Section 9.8.	Maintenance of Status 25

Section 9.9.	Notes to Rank Pari Passu 25

Section 9.10.	Additional Restrictions 26

Section 10.	Negative Covenants 28

Section 10.1.	Transactions with Affiliates 28

Section 10.2.	Merger, Consolidation, Etc 28

Section 10.3.	Line of Business 29

Section 10.4.	Terrorism Sanctions Regulations 29

Section 10.5	Liens 29

Section 10.6.	Secured Indebtedness 30

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Associated Estates Realty Corporation                    Note Purchase Agreement

Section 10.7.	Minimum Consolidated Tangible Net Worth 30

Section 10.8.	Indebtedness and Cash Flow Covenants 30

Section 11.	Events of Default. 31

Section 12.	Remedies on Default, Etc 33

Section 12.1.	Acceleration 33

Section 12.2.	Other Remedies 34

Section 12.3.	Rescission 34

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc 35

Section 13.	Registration; Exchange; Substitution of Notes 35

Section 13.1.	Registration of Notes 35

Section 13.2.	Transfer and Exchange of Notes 35

Section 13.3.	Replacement of Notes 36

Section 14.	Payments on Notes 36

Section 14.1.	Place of Payment 36

Section 14.2.	Home Office Payment 36

Section 15.	Expenses, Etc 37

Section 15.1.	Transaction Expenses 37

Section 15.2.	Survival 37

Section 16.	Survival of Representations and Warranties; Entire Agreement 37

Section 17.	Amendment and Waiver 38

Section 17.1.	Requirements 38

Section 17.2.	Solicitation of Holders of Notes 38

Section 17.3.	Binding Effect, Etc 39

Section 17.4.	Notes Held by Company, Etc 39

Section 18.	Notices 39

Section 19.	Reproduction of Documents 40

Section 20.	Confidential Information 40

Section 21.	Substitution of Purchaser 41

Section 22.	Miscellaneous 42

Section 22.1.	Successors and Assigns 42

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Associated Estates Realty Corporation                    Note Purchase Agreement

Section 22.2.	Accounting Terms 42

Section 22.3.	Severability 42

Section 22.4.	Construction, Etc 42

Section 22.5.	Counterparts 42

Section 22.6.	Governing Law 43

Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial 43

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Associated Estates Realty Corporation                    Note Purchase Agreement

Schedule A	- Defined Terms

Schedule 1-A	- Form of 4.29% Senior Note, Series A, due October 21, 2020

Schedule 1-B	- Form of 4.94% Senior Note, Series B, due January 8, 2024

Schedule 4.4(a)	- Form of Opinion of Special Counsel for the Company

Schedule 4.4(b)	- Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	- Disclosure Materials

Schedule 5.4	- Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	- Financial Statements

Schedule 5.15	- Existing Indebtedness

Schedule B	- Information Relating to Purchasers

Schedule C	- Initial Qualifying Unencumbered Projects

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Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143

4.29% Senior Notes, Series A, due October 21, 2020
and
4.94% Senior Notes, Series B, due January 8, 2024

October 21, 2013
To Each of the Purchasers Listed in
Schedule B Hereto:

Ladies and Gentlemen:
Associated Estates Realty Corporation, an Ohio corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

Section 1.	Authorization of Notes.
The Company will authorize the issue and sale of (i) $45,000,000 aggregate principal amount of its 4.29% Senior Notes, Series A, due October 21, 2020 (the “Series A Notes”) and (ii) $55,000,000 aggregate principal amount of its 4.94% Senior Notes, Series B, due January 8, 2024 (the “Series B Notes” and together with the Series A Notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibits 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2.	Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The Series A Notes and the Series B Notes are each herein sometimes referred to as Notes of a “series.”

Associated Estates Realty Corporation                    Note Purchase Agreement

Section 3.    Closing.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Central time, at a closing (the “Closing”) on October 21, 2013 or on such other Business Day thereafter on or prior to October 25, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4255808464 at PNC Bank, National Association, 1900 East 9th Street, Cleveland, Ohio 44114, ABA number 041000124. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

Section 4.	Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Associated Estates Realty Corporation                    Note Purchase Agreement

Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Baker & Hostetler llp, counsel for the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.

Associated Estates Realty Corporation                    Note Purchase Agreement

Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered

Associated Estates Realty Corporation                    Note Purchase Agreement

to the Purchasers by or on behalf of the Company prior to October 9, 2013 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
(b)    Except as set forth in Schedule 5.4, all of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Associated Estates Realty Corporation                    Note Purchase Agreement

Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets,

Associated Estates Realty Corporation                    Note Purchase Agreement

income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2008.
Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company - nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any

Associated Estates Realty Corporation                    Note Purchase Agreement

ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than sixty (60) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing indebtedness and general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the

Associated Estates Realty Corporation                    Note Purchase Agreement

purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of October 2, 2013 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations

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administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or

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a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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Section 5.19.    Senior Debt Status. The Company’s obligations hereunder and under the Notes rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of the Company which is not Subordinated Debt.
Section 5.20.    Solvency. (a) Immediately after the date of Closing and after giving effect to the application of the proceeds of the Notes, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.
(b)    the Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 5.21.    REIT and Listing Status. The Company is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Company as a real estate investment trust. The Company’s common stock is and shall be at all times prior to the Maturity Date listed on at least one of the New York Stock Exchange, NASDAQ or the American Stock Exchange.

Section 6.	Representations of the Purchasers.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

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Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such

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employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

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(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements - within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

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(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any

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federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Resignation or Replacement of Auditors - within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and
(h)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
(a)    Covenant Compliance - setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election or is required under GAAP to measure any financial liability using fair value (which election or requirement is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election or requirement; and
(b)    Event of Default - certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

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(c)    Guarantors - certifying that each Subsidiary Guarantor, if any, is and was a Subsidiary of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:
(a)    No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(i)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;
(ii)    the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://associatedestates.com as of the date of this Agreement;
(iii)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

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(iv)    the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.	Payment and Prepayment of the Notes.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note of each series shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (without regard to series) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together

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with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to all holders of Notes at the time outstanding upon the same terms and conditions (taking into account differences in the interest rates and maturities of the various series of Notes). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 33% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities

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(“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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Section 8.7.    Change in Control.
(a)    Notice of Change in Control. The Company will, within five (5) Business Days after the occurrence of any Change in Control, give written notice (the “Change in Control Notice”) of such Change in Control to each holder of Notes. Such Change in Control Notice shall contain and constitute an offer to prepay the Notes as described in Section 8.7(b) hereof and shall be accompanied by the certificate described in Section 8.7(e).
(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such Change in Control Notice (the “Proposed Prepayment Date”). Such date shall be not fewer than 15 days and not more than 45 days after the date of delivery of the Change in Control Notice.
(c)    Acceptance. Any holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not fewer than 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.
(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of delivery of the Change in Control Notice, specifying:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the outstanding principal balance of each such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of notice have been fulfilled; and (vi) in reasonable detail, the general nature and date of the Change in Control.
Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on

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the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.	Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves

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therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
Section 9.7.    Subsidiary Guarantors. The Company will cause each of its Subsidiaries that (x) guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Bank Credit Agreement or the Existing Private Placement or (y) owns a Qualifying Unencumbered Project and incurs Recourse Indebtedness to concurrently therewith:
(a)    enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and
(b)    deliver the following to each of holder of a Note:
(i)    an executed counterpart of such Subsidiary Guaranty;
(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.19 and 5.20 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

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(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.
(c)    Release of Subsidiary Guarantors. The Company may request in writing that the holders of the Notes release a Subsidiary Guarantor, if (i) upon its release as a Subsidiary Guarantor, such entity will no longer own a Qualifying Unencumbered Project, or if it will continue to own a Qualifying Unencumbered Project, it will not have outstanding any Recourse Indebtedness, (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, (iii) such Subsidiary Guarantor shall have been released, or shall simultaneously be released, as a guarantor under the Bank Credit Agreement and the Existing Private Placement and (iv) if any fee or other form of consideration is paid for the purpose of releasing such Subsidiary Guarantor from its obligations with respect to the Bank Credit Agreement or the Existing Private Placement, then the holders of the Notes shall receive equivalent consideration. Together with any such request, the Company shall deliver to the holders of the Notes an Officer’s Certificate certifying that the conditions set forth in immediately preceding clauses (i), (ii), (iii) and (iv) will be true and correct upon the release of such Subsidiary Guarantor. No later than 10 Business Days following the receipt by the holders of the Notes of such written request and the related Officer’s Certificate and so long as the conditions set forth in immediately preceding clauses (i), (ii), (iii) and (iv) will be true and correct, the release shall be effective automatically and each holder of Notes shall execute and deliver, at the sole cost and expense of the Company, such documents as Company may reasonably request to evidence such release. For purposes of this Section 9.7(c), “equivalent consideration” means an amount equal to the percentage determined by dividing the fees paid under the Bank Credit Agreement or the Existing Private Placement, respectively, by the principal outstanding amount under the Bank Credit Agreement or the Existing Private Placement, respectively, multiplied by the aggregate outstanding principal amount of the Notes.
Section 9.8.    Maintenance of Status. The Company shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.
Section 9.9.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not Subordinated Debt.

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Section 9.10.    Additional Restrictions. If at any time the Company is a party to or shall enter into any agreement, instrument or other document with respect to any Bank Credit Agreement, (a “Reference Agreement”), or any subsequent amendment or modification to any such Reference Agreement (or waiver or consent modifying the terms of any Reference Agreement), which Reference Agreement includes financial covenants (whether expressed in ratios or as numerical or dollar thresholds in respect of future financial performance or condition), substantially similar to Sections 10.5 through 10.8 hereof or any other provision that measures balance sheet or income statement performance, including such financial covenants which are expressed as “events of default” (other than such provisions which are covenants in the current Bank Credit Agreement as of the date hereof which have not been included in this Agreement), in each case which are not otherwise included in this Agreement (herein referred to as “New Covenants”) or which would be more beneficial to the holders than relevant similar covenants or like provisions contained in this Agreement (herein referred to as “Improved Covenants” and, together with New Covenants, “Additional Covenants”), then such Additional Covenants and all related provisions and definitions shall be deemed incorporated by reference into Section 7.2(a), Section 10 and Section 11(c) of this Agreement, mutatis mutandi, as if set forth fully in this Agreement effective as of the date when such Additional Covenants became effective under the applicable Reference Agreement. The Company shall
(1)    provide a copy of such Additional Covenants and all related provisions and definitions to the holders of the Notes promptly upon entering into the Reference Agreement, including with such copy a notice to the holders of the date on which such Additional Covenants became or will become effective, provided that the failure of the Company to provide a copy of such Additional Covenants to the holders shall not adversely affect the automatic incorporation of the Additional Covenants into this Agreement as provided above in this Section 9.10; and
(2)    as promptly as possible following delivery of such copy, provide the draft of a statement of incorporation (a “Memorialization”) to be executed by the Company and the holders, which Memorialization shall set out the terms of the Additional Covenants and related provisions and definitions as incorporated into this Agreement, with all appropriate changes required in connection with incorporating the Additional Covenants mutatis mutandi.
If the Company fails to provide a draft of a Memorialization, then any holder may produce a draft for the consideration of the Company and the other holders. Any Memorialization executed and delivered by the Company and by the Required Holders (or all holders if pursuant to Section 17.1 the relevant amendment would require the consent of all holders) shall be good and sufficient evidence of the terms of any such Additional Covenant as incorporated into this Agreement, provided that the failure of the holders and the Company to execute and deliver any Memorialization shall not adversely affect the automatic incorporation of the Additional Covenants into this Agreement as provided above in this Section 9.10.
Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is then continuing, (A) if any Additional Covenant that has been incorporated herein pursuant

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to this Section 9.10 is subsequently amended or modified in the relevant Reference Agreement with the effect that such Additional Covenant is made less restrictive on the Company, such Additional Covenant, as amended or modified, shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in the Reference Agreement and (B) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.10 is subsequently removed or terminated from the relevant Reference Agreement or the Company and its Subsidiaries are otherwise no longer required to comply therewith under the relevant Reference Agreement, the Company and its Subsidiaries shall, beginning on the date on which removal or termination is effective in the Reference Agreement, no longer be or remain obligated to comply with such Additional Covenant hereunder; provided, however, that in the event that any fee is paid to any party in connection with the amendment, modification removal or termination under the Reference Agreement the holders of the Notes shall have received an equivalent fee on a pro rata basis prior to or concurrently with the effectiveness of any amendment, modification, removal or termination hereunder, and provided further that in no event shall an Improved Covenant be amended, modified, terminated or removed pursuant to this Section 9.10 such that it is made less restrictive on the Company or such Subsidiary than the form of the relevant similar covenant or like provision in this Agreement that it replaced, amended or modified, it being the intent of this Agreement in such cases to return such covenants or provisions, upon the Date of Closing, to the text of such covenant or provision as it existed immediately prior to the incorporation of such Improved Covenant pursuant to this Section 9.10. For purposes of this Section 9.10, “equivalent fee” means an amount equal to the percentage determined by dividing the fee paid under the Reference Agreement by the principal outstanding amount under the Reference Agreement, multiplied by the aggregate outstanding principal amount of the Notes.
The Company shall
(1)    provide a copy of the instrument amending or terminating such Additional Covenants and all related provisions and definitions to the holders of the Notes promptly upon amending the Reference Agreement, including with such copy a notice to the holders of the date on which the amendment or termination of such Additional Covenants became or will become effective, provided that the Company shall within a reasonable period of time, provide a copy of the instrument amending or terminating such Additional Covenants to the holders; and
(2)    as promptly as possible following delivery of such copy, provide the draft of a Memorialization to be executed by the Company and the holders, which Memorialization shall set out the terms of the amendment or termination of the Additional Covenants and related provisions and definitions as incorporated into this Agreement, with all appropriate changes required in connection with incorporating the Additional Covenants mutatis mutandi.
Any Memorialization executed and delivered by the Company and by the Required Holders (or all holders if pursuant to Section 17.1 the relevant amendment would require the consent of all holders) shall be good and sufficient evidence of the terms of the amendment or termination of any

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such Additional Covenant as heretofore incorporated into this Agreement, provided that the failure of the holders and the Company to execute and deliver any Memorialization shall not adversely affect the automatic incorporation of the terms of the amendment or termination of the Additional Covenants into this Agreement as provided above in this Section 9.10.

Section 10.	Negative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.2.    Merger, Consolidation, Etc. The Company will not and will not permit any Subsidiary to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Subsidiary as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, in the case of the Company, if the Company, and in the case of any Subsidiary Guarantor, if such Subsidiary Guarantor, is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes or the Subsidiary Guaranty, as the case may be, and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b)    each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

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(c)    immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
Section 10.3.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
Section 10.4.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate (excluding for purposes of this Section 10.4 only, passive institutional equity investors that have filed a Schedule 13G with the SEC in respect to their investment in the Company) of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
Section 10.5.    Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books, if and to the extent deemed reasonably necessary by the Company;
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations which are being or will timely be contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books, if and to the extent deemed reasonably necessary by the Company;

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(c)    Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old-age pensions, or other social security or retirement benefits, or similar legislation;
(d)    Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially and adversely interfere with the use thereof in the business of the Company or its Subsidiaries; and
(e)    Liens on Projects to secure any Indebtedness to the extent such Liens will not result in any Default or Event of Default in any of the Company’s covenants herein.
Liens permitted pursuant to this Section 10.5 shall be deemed to be “Permitted Liens.”
Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Bank Credit Agreement or the Existing Private Placement pursuant to this Section 10.5 unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
Section 10.6.    Secured Indebtedness. The Company will not allow, or permit any member of the Consolidated Group to allow, the aggregate outstanding principal amount of all of the Consolidated Group’s Secured Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) to exceed forty-five percent (45%) of then-current Total Asset Value. The amount of the Consolidated Group’s Secured Indebtedness which is Non-Recourse Indebtedness shall be limited only by Section 10.8(a) and Section 10.8(b) and the preceding sentence of this Section 10.6.
Section 10.7.    Minimum Consolidated Tangible Net Worth. The Company shall not permit Consolidated Tangible Net Worth to be less than $600,000,000 plus eighty-five percent (85%) of the Net Proceeds of any Equity Issuance received after January 1, 2012.
Section 10.8.    Indebtedness and Cash Flow Covenants. The Company shall not permit:
(a)    the ratio of Consolidated Outstanding Indebtedness to Total Asset Value to be greater than 0.60:1 as of the end of any fiscal quarter;
(b)    the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges to be less than 1.50:1 as of the end of any fiscal quarter;
(c)    the ratio of Consolidated Unsecured Indebtedness to Unencumbered Real Property Value to be greater than 0.625:1 as of the end of any fiscal quarter;

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(d)    the ratio of Unencumbered Real Property Adjusted NOI to Consolidated Interest Expense on Consolidated Unsecured Indebtedness as of the end of any fiscal quarter to be less than 2.00:1; and
(e)    the percentage of the total residential units in the Qualifying Unencumbered Projects that are physically occupied by tenants under third-party occupancy leases to be less than 80% as of any date; provided, however, that, if and to the extent that the total percentage of residential units in the Qualifying Unencumbered Projects that are physically occupied by tenants under third party occupancy leases falls below the 80% threshold at any time, the Company shall, within thirty (30) days from such date, either (i) add an Eligible Unencumbered Project, (ii) replace a Qualifying Unencumbered Project, or (iii) remove a Qualifying Unencumbered Project if the Removal Conditions are satisfied in order to comply with such 80% minimum threshold.

Section 11.	Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.5 through 10.8 ;or
(d)    the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

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(f)    (i) the Company or any Subsidiary or any Investment Affiliate is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest beyond any period of grace provided with respect thereto on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 in the case of any Recourse Indebtedness or $25,000,000 in the case of any Non‑Recourse Indebtedness, or (ii) the Company or any Subsidiary or any Investment Affiliate is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 in the case of any Recourse Indebtedness or $25,000,000 in the case of any Non‑Recourse Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary or any Investment Affiliate has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 in the case of any Recourse Indebtedness or $25,000,000 in the case of any Non‑Recourse Indebtedness, or (y) one or more Persons have the right to require the Company or any Subsidiary or any Investment Affiliate so to purchase or repay such Indebtedness; or
(g)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (other than a receiver in connection with the foreclosure of any Secured Indebtedness having an outstanding principal balance of $25,000,000 or less), or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

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(i)    one or more final judgments or orders for the payment of money aggregating in excess of $10,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;
(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
(k)    any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

Section 12.	Remedies on Default, Etc.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any

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transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the

Associated Estates Realty Corporation                    Note Purchase Agreement

Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.	Expenses, Etc.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000 per series of Notes. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.
Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered

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by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.	Amendment and Waiver.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

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(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

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(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer and General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20),

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(v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.	Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

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Section 22.	Miscellaneous.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election or requirement under GAAP by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election or requirement had not been made. Notwithstanding any provision contained herein to the contrary, solely for purposes of calculating any financial covenant hereunder, such calculation shall ignore the application of the Convertible Debt Accounting Guidance, if and to the extent otherwise applicable to the Company’s financial statements.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Associated Estates Realty Corporation                    Note Purchase Agreement

Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

Associated Estates Realty Corporation                    Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Associated Estates Realty Corporation

By:	/s/ Lou Fatica
Lou Fatica
Vice President, Chief Financial Officer
and Treasurer

Associated Estates Realty Corporation                    Note Purchase Agreement

American Family Life Insurance Company

By:	/s/ David L. Voge
Name: David L. Voge
Title: Senior Fixed Income Analyst

Associated Estates Realty Corporation                    Note Purchase Agreement

The Guardian Life Insurance Company of
America

By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

The Guardian Insurance & Annuity Company,
Inc.

By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

Associated Estates Realty Corporation                    Note Purchase Agreement

Nationwide Life Insurance Company
Nationwide Mutual Insurance Company

By:	/s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

Associated Estates Realty Corporation                    Note Purchase Agreement

The Ohio National Life Insurance Company

By:	/s/ Annette M. Teders
Name: Annette M. Teders
Title: Vice President

Associated Estates Realty Corporation                    Note Purchase Agreement

USAA Casualty Insurance Company

By:	/s/ Donna Baggerly
Name: Donna Baggerly
Title: Vice President

United Services Automobile Association

By:	/s/ Donna Baggerly
Name: Donna Baggerly
Title: Vice President

USAA Life Insurance Company

By:	/s/ John Spear
Name: John Spear
Title: Vice President

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Bank Credit Agreement” means, collectively, that certain Second Amended and Restated Credit Agreement dated as of January 12, 2012 among the Company and the lenders described therein, that certain Term Loan Agreement dated as of June 3, 2011 among the Company and the lenders described therein and any renewals, extensions, amendments, supplements, restatements, replacements or refinancings of either thereof.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

Schedule A
(to Note Purchase Agreement)

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.
“Capitalization Rate” shall have the meaning ascribed to such term in the Bank Credit Agreement from time to time, and, if for any reason no Bank Credit Agreement then exists or such term is no longer used therein, the Capitalization Rate most recently in effect. Notwithstanding the foregoing, in no event shall the “Capitalization Rate” at any time be less than 6.00%.
“Cash Equivalents” means, as of any date:
(i)    securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;
(ii)    mutual funds organized under the United States Investment Company Act rated AAm or AAm‑G by S&P and P‑1 by Moody’s;
(iii)    certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A‑1 by S&P and not less than P‑1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;
(iv)    certificates of deposit or other interest‑bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A‑1+ by S&P, and not less than P‑1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;
(v)    bonds or other obligations having a short term unsecured debt rating of not less than A‑1+ by S&P and P‑1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi)    repurchase agreements issued by an entity rated not less than A‑1+ by S&P, and not less than P‑1 by Moody’s which are secured by United States government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;
(vii)    short term promissory notes rated not less than A‑1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and
(viii)    commercial paper (having original maturities of not more than 365 days) rated at least A‑1+ by S&P and P‑1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.
“Change in Control” means the occurrence of any of the following: (i) the Board of Directors or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any Person or group of Persons which are Affiliates of each other (other than the Company or another member of the Consolidated Group or a Single Employer Plan (including any trustee of such a Single Employer Plan acting in its capacity as trustee)) purchases any Capital Stock of the Company (or securities convertible into Capital Stock) pursuant to a tender or exchange offer without the prior consent of the Board of Directors of the Company, or becomes the beneficial owner of Capital Stock of the Company (or securities convertible into Capital Stock), in either case, representing 51% or more of the voting power of the Company’s outstanding Capital Stock.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Associated Estates Realty Corporation, an Ohio corporation or any successor that becomes such in the manner prescribed in Section 10.2.
“Confidential Information” is defined in Section 20.
“Consolidated Adjusted EBITDA” shall mean, as of the date of calculation, (a) an annualized amount determined by taking the Consolidated Net Income for the twelve (12) most recent months for which financial results have been reported, as adjusted by adding or deducting for, as applicable, Defeasance Costs, gains or losses from sales of assets, impairment and other non‑cash charges, other extraordinary items, interest expense, income taxes, depreciation expense and amortization expense, plus (b) the Consolidated Group percentage of the net income (or loss)

for such period of the Investment Affiliates as determined in accordance with GAAP and as adjusted in the same manner as Consolidated Net Income under clause (a) of this sentence.
“Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and balloon principal payments at maturity in respect of any such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.
“Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period, excluding any interest expense on the Consolidated Group’s Secured Indebtedness attributable to Defeasance Costs or non-cash charges which have been added back to Consolidated Adjusted EBITDA pursuant to the definition thereof, plus (b) the applicable Consolidated Group Pro Rata Share of any such interest expense, determined in accordance with GAAP, of each Investment Affiliate, for such period, on Indebtedness of such Investment Affiliate, whether recourse or non‑recourse, similarly excluding any interest expense attributable to Defeasance Costs or non‑cash charges of such Investment Affiliate which has been added back to net income of such Investment Affiliate in calculating Consolidated Adjusted EBITDA.
“Consolidated Fixed Charges” shall mean, for any period without duplication, the sum of (i) Consolidated Debt Service for such period, plus (ii) all Preferred Dividends payable by the Company or any other member of the Consolidated Group with respect to such period.
“Consolidated Group” shall mean the Company and all Subsidiaries which are consolidated with them for financial reporting purposes under GAAP.
“Consolidated Group Pro Rata Share” shall mean, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate determined by calculating the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate.
“Consolidated Net Income” means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (whether recourse or non-recourse) plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group. For the purpose of determining compliance with Section 10.8(a), “Consolidated Outstanding Indebtedness” shall include, with respect to each Consolidated Variable Interest Entity, the amount required to be included in Indebtedness in accordance with GAAP on account thereof.
“Consolidated Tangible Net Worth” shall mean Net Worth (Common and Preferred Stock, plus Paid‑In‑Capital and Retained Earnings) plus Accumulated Depreciation as defined in accordance with GAAP.
“Consolidated Unsecured Indebtedness” means, as of any date of determination, that portion of Consolidated Outstanding Indebtedness that is not Secured Indebtedness or Subordinated Debt.
“Consolidated Variable Interest Entity” means any Project determined to be a “variable interest entity” and required to be consolidated by the Consolidated Group in accordance with GAAP as of the date of any determination thereof.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Convertible Debt Accounting Guidance” means any rule, regulation, pronouncement or other guidance under GAAP in the United States, which specifically relates to the accounting for convertible debt instruments that may be settled in cash upon conversion, and requires that the accounting treatment of such instruments be modified to (i) bifurcate the instrument into an indebtedness and an equity component, (ii) value each component of the instrument separately, and (iii) recognize interest expense on the indebtedness component at a rate similar to a liability instrument that does not have an equity component (which effectively represents a non‑cash adjustment to interest expense in excess of the stated interest rate on the instrument).
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any series of Notes, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such series of the Notes or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Defeasance Costs” means expenses incurred in the defeasance or prepayment of secured indebtedness including, but not limited to: prepaid interest, yield maintenance or other prepayment premiums, legal, accounting and consulting fees directly attributable to the defeasance of debt; the write-off of deferred financing fees; servicer processing fees; custodial account fees; rating agency fees; and the computed defeasance premium.
“Disclosure Documents” is defined in Section 5.3.
“Electronic Delivery” is defined in Section 7.1(a).
“Eligible Unencumbered Project” means a Project which satisfies all of the following requirements: (a) such Project is located in the continental United States; (b) such Project is an institutional grade multifamily property, as determined by the Agent under the Bank Credit Agreement in its reasonable discretion or, if such Bank Credit Agreement no longer exists, as determined by the Required Holders; (c) such Project is owned in fee simple or leased under a ground lease containing provisions allowing leasehold mortgage financing of such lease, on terms reasonably acceptable to the Administrative Agent under the Bank Credit Agreement or, at such time as the Bank Credit Agreement no longer exists, reasonably acceptable to the Required Holders (provided that the aggregate amount added to Unencumbered Real Property Value on account of Projects subject to such Ground Leases shall not exceed twenty percent (20%)) entirely by the Company or a Wholly Owned Subsidiary which is also a Subsidiary Guarantor (if and for so long as required by Section 9.7); (d) with respect to any Project other than the initial Qualifying Unencumbered Projects shown on Schedule C, such Project is a “market rate” Project which is not subject to any restrictions requiring apartment units to be leased at below‑market rates, or if such rent restrictions do exist, they do not (i) apply to more than twenty percent (20%) of the total residential units in such Project or (ii) cause more than ten percent (10%) of the total residential units in all of then-current Eligible Unencumbered Projects to be subject to such rent restrictions; (e) neither such Project nor any interest of the Company or any Subsidiary therein, is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (e) of the definition of Permitted Liens)) or a Negative Pledge; (f) if such Property is owned or leased by a Subsidiary (i) none of the Company’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (e) of the definition of Permitted Liens)) or to a Negative Pledge and (ii) the Company directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of the Company or such Subsidiary, as applicable; and (g) such Project has been completed and is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“Equity Issuance” means any issuance by a Person of any Capital Stock in such Person and shall in any event include the issuance of any Capital Stock upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Capital Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Existing Private Placement” means that certain Note Purchase Agreement dated January 22, 2013 between the Company and the purchasers set forth on Schedule B thereto.
“Financial Contract” of a Person means (i) any exchange - traded or over‑the‑counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Interest Rate Hedge.
“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on any real property (which property may be owned by a member of the Consolidated Group, an Investment Affiliate or an unrelated third party) having a value in excess of the amount of such Indebtedness and which has been designated by the Company as a “First Mortgage Receivable” in its most recent compliance certificate.
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person to induce the creation of which the guaranteeing person has issued a reimbursement, counter‑indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, or dividends (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business, or any indemnification obligations arising in the ordinary course of business, including without limitation guaranties of non‑recourse “carve‑out” exceptions in secured loans and environmental indemnity agreements in favor of secured lenders. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including any so‑called “trust deferred debt,” (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and, to the extent such obligations constitute “contingent liabilities” which are required to be accrued under GAAP, other contingent liabilities, (h) any Net Mark‑to‑Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Company or any of its Subsidiaries in order to provide protection to, or minimize the impact upon, the Company and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has any ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group. For the purposes of this Agreement, the Residences at Carronade, LLC, an Ohio limited liability company, shall not be deemed to be an “Investment Affiliate” of the Company.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.
“Maturity Date” is defined in the first paragraph of each Note.
“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Net Mark‑to‑Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Interest Rate Hedges or any other Financial Contract. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Interest Rate Hedge or other Financial Contract as of the date of determination (assuming the Interest Rate Hedge or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Interest Rate Hedge or other Financial Contract as of the date of determination (assuming such Interest Rate Hedge or other Financial Contract were to be terminated as of that date).
“Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Company or the other members of the Consolidated Group, any interest expense or other debt service charges and any non‑cash charges such as depreciation or amortization of financing costs. As used herein, “Management Fees” means, with respect to each Project for any period, an amount equal to two and one-half percent (2.5%) per annum on the aggregate rent due and payable under leases at such Project.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.
“Net Proceeds” means, with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the fair market value of all other Property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.
“Non‑Recourse Indebtedness” means, with respect to any Person, Secured Indebtedness for which the liability of such Person (except with respect to fraud, Environmental Laws liability,

bankruptcy and other customary non‑recourse “carve‑out” exceptions) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of law.
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Dividends” means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity, provided that “Preferred Dividends” shall not mean any preferred equity in any joint venture relationship between the Company or any Subsidiary of the Company and any Person other than a shareholder in the Company.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Project” means any real estate asset owned by the Company or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a multifamily residential property.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(e).
“Qualifying Unencumbered Project” means as of the date hereof the Projects shown on Schedule C and thereafter any Project which has satisfied the requirements of an Eligible Unencumbered Project.
“Real Property Under Development” is defined as any Project which either is under construction or completed and has not yet achieved a leasing level of 85% or more; provided that a Project shall continue to be a Real Property Under Development until the end of the fiscal quarter during which it achieves 85% leasing and provided further that a Project shall cease to be a Real Property Under Development no later than the end of the sixth fiscal quarter following the fiscal quarter during which its final certificate of occupancy was issued.
“Recourse Indebtedness” means any Indebtedness of the Company or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability, and provided further that Non‑Recourse Indebtedness shall not be considered Recourse Indebtedness even if a breach of such customary limited exceptions to recourse liability would result in such Non‑Recourse Indebtedness becoming recourse to the obligor thereunder.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Removal Conditions” means, in connection with the removal of any Qualifying Unencumbered Project pursuant to Section 10.8, (the “Release”):
(a)    The Company shall have delivered a Compliance Certificate showing pro forma compliance with the covenants set forth in Section 10 after giving effect to such Release; and

(b)    If after giving effect to such Release (and taking into account any concurrent addition of a new Qualifying Unencumbered Project pursuant to Section 10.8(e)), any resulting reduction in the percentage of units in the Qualifying Unencumbered Projects which are physically occupied would cause a breach of Section 10.8(e), the Company shall take the actions required under such Section 10.8(e) within the time required thereunder.
In connection with a Release, the Company shall deliver to the holders of the Notes a certificate from the Company’s chief executive officer or chief financial officer regarding the matters referred to in the immediately preceding clauses (a) and (b). Notwithstanding the foregoing, the holders of the Notes shall not be obligated to release any such Subsidiary from the Subsidiary Guaranty if (i) such Subsidiary owns any other Qualifying Unencumbered Projects that are not being so released from such status or (ii) an Event of Default or Default has occurred and is then continuing.
“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes (without regard to series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“S&P” means Standard & Poor’s Ratings Group and its successors.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Secured Indebtedness” means any Indebtedness which is secured by a Lien on a Project or other tangible asset (which excludes, without limitation, ownership interests in any Person) which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“series” is defined in Section 2.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.

“Single Employer Plan” means a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.
“Source” is defined in Section 6.2.
“Subordinated Debt” means (i) any Indebtedness of the Company or any other member of the Consolidated Group that is subordinated by its express terms to the repayment of the obligations under this Agreement and the Notes and (ii) any Indebtedness of the Company or any Subsidiary of the Company due to any Affiliate of the Company that is expressly subordinate in priority and payment to the obligations under this Agreement and the Notes.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 9.7(a).
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Transition Project” means, as of any date, any Project whether developed by any combination of the Company, any Subsidiary or Investment Affiliates, or acquired after development by a third party, which (i) if so developed by the Company or any Subsidiary or Investment Affiliates, has ceased to be a Real Property Under Development for less than (4) full fiscal quarters or (ii) if so acquired, would have ceased to qualify as a Real Property Under Development for less than four (4) full fiscal quarters if it had been developed by the Company or any Subsidiary or Investment Affiliates.

“Total Asset Value” means, as of any date, (i) the Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Company for which financial results have been reported attributable to Projects (other than Real Property Under Development or Transition Projects) then owned or leased by the Company or any other member of the Consolidated Group (excluding 100% of the Net Operating Income attributable to any such Projects which have not been owned or leased by any combination of the Company, other members of the Consolidated Group or Investment Affiliates and included in the Company’s financial statements for at least six (6) fiscal quarters as of the end of the most recent fiscal quarter for which financial results have been reported, other than Net Operating Income from Overlimit General Projects (as defined below) then owned or leased by the Company or any other member of the Consolidated Group which Net Operating Income will be included in this clause (i)) divided by the Capitalization Rate, plus (ii) 100% of cost for any such Projects first acquired or leased during such six (6) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby) which are not Overlimit General Projects, plus (iii) the Consolidated Group Pro Rata Share of Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Company for which financial results have been reported attributable to Projects then owned or leased by an Investment Affiliate (excluding Net Operating Income attributable to any such Projects which have not been owned or leased by any combination of the Company, other members of the Consolidated Group or Investment Affiliates for six (6) fiscal quarters as of the end of such most recent fiscal quarter for which financial results have been reported, other than Net Operating Income from Overlimit General Projects then owned or leased by an Investment Affiliate which Net Operating Income will be included in this clause (iii)) divided by the Capitalization Rate, plus (iv) the Consolidated Group Pro Rata Share of 100% of cost for any such Projects first acquired or leased by an Investment Affiliate during such six (6) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby) which are not Overlimit General Projects, plus (v) cash and Cash Equivalents owned by the Company or any other member of the Consolidated Group as of the end of the most recent fiscal quarter for which financial results have been reported, plus (vi) the Consolidated Group Pro Rata Share of all cash and Cash Equivalents owned by Investment Affiliates as of the end of the most recent fiscal quarter financial results have been reported plus (vii) Real Property Under Development and Undeveloped Land of the Consolidated Group, valued at cost, plus (viii) the Consolidated Group Pro Rata Share of any Real Property Under Development and Undeveloped Land of Investment Affiliates, valued at cost, plus (ix) Transition Projects valued at cost for the fiscal quarter in which the Project first becomes a Transition Project and thereafter for the following first four (4) full fiscal quarters, based on Net Operating Income for the number of full fiscal quarters following the fiscal quarter in which the Project ceased to be classified as Real Property Under Development divided by the Capitalization Rate, on an annualized basis, plus (x) the Consolidated Group Pro Rata Share of Transition Projects valued based on Net Operating Income for the number of full fiscal quarters since the Project ceased to be classified as Real Property Under Development divided by the Capitalization Rate, on an annualized basis, plus (xi) First Mortgage Receivables owned by the Consolidated Group, valued in accordance with GAAP, plus (xii) the Consolidated Group Pro Rata Share of First Mortgage Receivables owned by any Investment Affiliates, valued in accordance with GAAP plus (xiii) Permitted Investments allowable pursuant to the Bank Credit Agreement, valued at cost and not to exceed three percent (3%) of Total Asset Value. As used herein, the term “Overlimit General Projects” shall mean, if at any time the aggregate amount contributed to Total Asset Value under clauses (ii) and (iv) of this definition on account of acquired Projects owned or leased for more than four (4) quarters but less than seven (7) quarters would exceed twenty percent (20%) of Total Asset Value, a sufficient number of such Project(s) which would otherwise be valued at cost under such clauses (ii) or (iv), which the Company shall designate to instead be valued in accordance with clauses (i) or (iii), so that the aggregate value of the remaining Projects owned or leased for more than four (4) quarters but less than seven (7) quarters which are included at cost under clauses (ii) and (iv) of this definition do not exceed twenty percent (20%) of Total Asset Value. For the avoidance of doubt, such references to “less than seven (7) quarters” shall mean that the applicable Project shall be included at cost in up to but not more than six (6) quarterly financial statements of the Company. For the purpose of determining compliance under Section 10.8(a), “Total Asset Value” shall include the value of each Consolidated Variable Interest Entity (with each such asset valued in accordance with GAAP, which the Company agrees is currently either (i) total cost incurred to date for any Consolidated Variable Interest which remains under construction or (ii) the contracted acquisition price for any such Consolidated Variable Interest Entity with respect to which construction has been completed).
“Undeveloped Land” means, as of any date, any undeveloped land owned from time to time by the Company or any other member of the Consolidated Group.
“Unencumbered Real Property Adjusted NOI” shall mean, as of any date, the Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Company for which financial results have been reported attributable to Qualifying Unencumbered Projects then owned or leased by the Company or a Subsidiary, which Subsidiary is also a Subsidiary Guarantor if and for so long as required by Section 9.7 (excluding Net Operating Income attributable to Transition Projects or any such Qualifying Unencumbered Projects which have not been owned or leased by any combination of the Company, other members of the Consolidated Group or Investment Affiliates and included in the Company’s financial statements for six (6) fiscal quarters as of the end of the most recent fiscal quarter of the Company for which financial results have been reported other than Net Operating Income from Overlimit Unencumbered Projects then owned or leased by the Company or a Subsidiary which Subsidiary is also a Subsidiary Guarantor if and so long as required by Section 9.7, which shall be included in this definition), less (i) management fees equal to 2.5% of the aggregate gross revenues attributable to such Qualifying Unencumbered Projects for such period, and less (ii) a capital expenditure reserve equal to $150 per unit for such Qualifying Unencumbered Projects.
“Unencumbered Real Property Value” shall mean, as of any date, (i) Unencumbered Real Property Adjusted NOI divided by the Capitalization Rate, plus (ii) the cost of all Qualifying Unencumbered Projects then owned by the Company or a Subsidiary, which Subsidiary is also a Subsidiary Guarantor if and for so long as required by Section 9.7 which have not been owned by any combination of the Company, other members of the Consolidated Group or Investment Affiliates and included in the Company’s financial statements for six (6) consecutive fiscal quarters as of the end of the most recent fiscal quarter of the Company for which financial results have been reported other than Overlimit Unencumbered Projects, with the cost of each such Qualifying Unencumbered Project being the amount capitalized as “real estate” on the Company’s balance sheet plus any portion of the acquisition cost required to be allocated as an intangible asset by GAAP plus (iii) Transition Projects, which are also Qualifying Unencumbered Projects, valued based on Net

Operating Income for the number of full fiscal quarters since the Project ceased to be classified as Real Property Under Development divided by the Capitalization Rate, on an annualized basis, plus (iv) the Consolidated Group Pro Rata Share of Transition Projects, which are also Qualifying Unencumbered Projects, valued based on Net Operating Income for the number of full fiscal quarters since the Project ceased to be classified as Real Property Under Development divided by the Capitalization Rate, on an annualized basis. As used herein, the term “Overlimit Unencumbered Projects” shall mean, if at any time the aggregate amount contributed to Unencumbered Real Property Value under clause (i) of this definition for acquired Qualifying Unencumbered Projects owned or leased for more than four (4) quarters but less than seven (7) quarters would exceed twenty percent (20%) of Unencumbered Real Property Value, a sufficient number of such Project(s) which would otherwise be valued at cost under such clause (ii), which the Company shall designate to instead be valued in accordance with clause (i), so that the aggregate value of the remaining Qualifying Unencumbered Projects owned or leased for more than four (4) quarters but less than seven (7) quarters which are included at cost under clause (ii) of this definition does not exceed twenty percent (20%) of Unencumbered Real Property Value. For the avoidance of doubt, such references to “less than seven (7) quarters” shall mean that the applicable Project shall be included at cost in up to but not more than six (6) quarterly financial statements of the Company.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Series A Note]
Associated Estates Realty Corporation
4.29% Senior Note, Series A, due October 21, 2020
No. [_____]                                         [Date]
$[_______]                                    PPN 045604 A#2
For Value Received, the undersigned, Associated Estates Realty Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 21, 2020 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.29% per annum from the date hereof, payable semiannually, on the 21st day of April and October in each year, commencing with the April 21 or October 21 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.29% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 21, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

Schedule 1-A
(to Note Purchase Agreement)

Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Associated Estates Realty Corporation

By:
Lou Fatica
Vice President, Chief Financial Officer
and Treasurer

S-1A-2

[Form of Series B Note]
Associated Estates Realty Corporation
4.94% Senior Note, Series B, due January 8, 2024
No. [_____]                                         [Date]
$[_______]                                    PPN 045604 B*5
For Value Received, the undersigned, Associated Estates Realty Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 8, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.94% per annum from the date hereof, payable semiannually, on the 21st day of April and October in each year, commencing with the April 21 or October 21 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.94% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 21, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Schedule 1-B
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Associated Estates Realty Corporation

By:
Lou Fatica
Vice President, Chief Financial Officer
and Treasurer

Schedule S-1B-2

Form of Opinion of Special Counsel
to the Company
Matters To Be Covered in
Opinion of Special Counsel to the Company
1.    Each of the Company and its Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.
2.    Each of the Company and its Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.
3.    Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.
4.    No conflicts with charter documents, laws or other agreements.
5.    All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.
6.    No litigation questioning validity of documents.
7.    The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.
8.    No violation of Regulations T, U or X of the Federal Reserve Board.
9.    Company not an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

Schedule 4.4(a)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers
[To Be Provided on a Case by Case Basis]

Schedule 4.4(b)
(to Note Purchase Agreement)

Other Deliveries
[None]

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Company and Ownership of Subsidiary Stock

Subsidiary Entities	Jurisdiction of Organization	LLC Membership and Shareholders with % of Shares of Common Stock (unless otherwise noted)	Subsidiary Entities	Jurisdiction of Organization
AERC 2140 Medical District, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC 8th & Harrison, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Arbor Landings, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Arbor, Inc.	A Delaware corporation	100% AERC
AERC Arrowhead Station, Inc.	A Delaware corporation	100% AERC
AERC Ashborough, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Austin Ranch No. 2, LLC	A Delaware limited liability company	inactive
AERC Avon, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Barrington, Inc.	A Delaware corporation	100% AERC
AERC Bedford Commons, Inc.	A Delaware corporation	100% AERC
AERC Belvedere, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Bennell, Inc.	A Delaware corporation	inactive
AERC Bethesda JV, LLC	A Delaware limited liability company	98% AERC	2% KMS Development Partners, L.P.
AERC Blakeney GP, Inc	A Delaware corporation	100% AERC
AERC Bradford, Inc.	A Delaware corporation	100% AERC
AERC Bristol Germantown JV, LLC	A Delaware limited liability company	100% AERC
AERC Brook, Inc.	A Delaware corporation	inactive
AERC Central Park Place, LLC	A Delaware limited liability company	inactive
AERC Central Park, Inc.	A Delaware corporation	inactive
AERC Christopher Wren, Inc.	A Delaware corporation	100% AERC
AERC Clinton Place, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Clinton, Inc.	A Delaware corporation	100% AERC
AERC Country I, Inc.	A Delaware corporation	inactive
AERC Country Place, LLC	A Delaware limited liability company	inactive
`

Schedule 5.4
(to Note Purchase Agreement)

Subsidiary Entities	Jurisdiction of Organization	LLC Membership and Shareholders with % of Shares of Common Stock (unless otherwise noted)	Subsidiary Entities	Jurisdiction of Organization
AERC Courtney Chase, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Crossroads GP, Inc.	A Delaware corporation	100% AERC
AERC Cypress Shores, Inc.	A Delaware corporation	100% AERC
AERC Doral West, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Desmond's Tower, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC DPF Georgia Ventures, LLC	A Delaware limited liability company	inactive
AERC DPF Phase I, LLC	A Delaware limited liability company	inactive
AERC DPF Phase II, LLC	A Delaware limited liability company	inactive
AERC Falls Atlanta, Inc.	A Delaware corporation	inactive
AERC Georgetown Park, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Georgetown, Inc.	A Delaware corporation	100% AERC
AERC Hampton Funding, Inc.	A Delaware corporation	100% AERC
AERC Hampton Point, Inc.	A Delaware corporation	100% AERC Hampton Funding, Inc.	100% AERC
AERC Heathermoor, Inc.	A Delaware corporation	100% AERC
AERC Kensington Grove, Inc.	A Delaware corporation	100% AERC
AERC Lake Forest, Inc.	A Delaware corporation	100% AERC
AERC Landings at Preserve, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Landings, Inc.	A Delaware corporation	100% AERC
AERC Maryland Funding, Inc	A Delaware corporation	100% AERC
AERC Morgan Place, Inc.	A Delaware corporation	100% AERC
AERC Oaks Hampton, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Oaks, Inc.	A Delaware corporation	100% AERC
AERC of Georgia, Inc.	an Ohio corporation	100% AERC
AERC of Indiana, LLC	an Indiana limited liability company	100% Gables Indiana, Inc. - Sole Member	100% AERC
AERC of Maryland, Inc.	A Delaware corporation	100% AERC Maryland Funding, Inc.	100% AERC
AERC of Michigan, LLC	An Ohio limited liability company	100% AERC - Sole Member

S-5.4-2

Subsidiary Entities	Jurisdiction of Organization	LLC Membership and Shareholders with % of Shares of Common Stock (unless otherwise noted)	Subsidiary Entities	Jurisdiction of Organization
AERC of Tennessee, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC of Texas, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC of Virginia, Inc.	An Ohio corporation	100% AERC
Associated Estates Realty Corporation of Pennsylvania, Inc.	An Ohio corporation	inactive
AERC Perimeter Lakes, Inc.	A Delaware corporation	100% AERC
AERC Reflections Funding, Inc.	A Delaware corporation	100% AERC
AERC Reflections, Inc	A Delaware corporation	100% AERC Reflections Funding, Inc.	100% AERC
AERC Remington Place, Inc.	A Delaware corporation	inactive
AERC Renaissance, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Rienzi, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC River Forest, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Riverside Station, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC San Raphael, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Saw Mill Village, Inc.	A Delaware corporation	100% AERC
AERC Shiloh Member, Inc.	A Delaware corporation	100% AERC
AERC Spring Brook, LLC	A Delaware limited liability company	inactive
AERC Spring Valley, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Spring, Inc.	A Delaware corporation	100% AERC
AERC Steeplechase, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Sterling Park, Inc.	A Delaware corporation	100% AERC
AERC Summer Ridge, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Summer, Inc.	A Delaware corporation	100% AERC
AERC Turnberry, Inc.	A Delaware corporation	inactive
AERC Turtle Creek, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Vantage Villa, Inc.	A Delaware corporation	inactive
AERC Vienna Metro, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Washington Plaza, Inc.	An Ohio corporation	100% AERC

S-5.4-3

Subsidiary Entities	Jurisdiction of Organization	LLC Membership and Shareholders with % of Shares of Common Stock (unless otherwise noted)	Subsidiary Entities	Jurisdiction of Organization
AERC Waterstone, Inc.	A Delaware corporation	100% AERC
AERC Waterstone, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Wellington, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Westchester, Inc.	A Delaware corporation	100% AERC
AERC Western Reserve, Inc.	A Delaware corporation	100% AERC
AERC Westwind, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC White River, Inc.	A Delaware corporation	100% AERC
AERC White River, LLC	A Delaware limited liability company	100% AERC - Sole Member
AERC Williamsburg, Inc.	A Delaware corporation	100% AERC
AERC Windsor Pines, Inc.	A Delaware corporation	100% AERC
AFMC, Inc.	A Florida corporation	100% AERC
Associated Estates Management Company	An Ohio corporation	100% AERC, 100 Common Shares; 100 Preferred Shares
Bristol at Ghent, LLC	A Delaware limited liability company	100% AERC - Sole Member
Buckhead AERC, LLC	A Delaware limited liability company	100% AERC - Sole Member
Construction Distributors, Inc.	An Ohio corporation	100% AERC
GC Acquisition I, LLC	An Ohio limited liability company	100% AERC - Sole Member
Merit Enterprises, Inc.	An Ohio corporation	100% AERC, 100 Common Shares; 100 Preferred Shares
MIG II Realty Advisors, Inc.	An Ohio corporation	100% Associated Estates Management Company	100% AERC
Sandler at Alta Lago, LLC	A Virginia limited liability company	100% AERC - Sole Member

S-5.4-4

Partnerships	Jurisdiction of Organization	Partners
AEC/Pines Development, Ltd.	A Florida limited partnership	1% AERC Windsor Pines, Inc., General Partner	100% AERC
		99% AERC HP Advisors Limited Partnership, Limited Partner	97.5876760% AERC, General Partner
0.3452920% William T. Hughes, Jr., Limited Partner
2.0670320% PF Funds, Inc., Limited Partner

AERC Arboretum, L.P.	A North Carolina limited partnership	99% AERC of NC, L.P., General Partner	.05% Associated Estates Management Company, General Partner	99.5% AERC, Limited Partner
99.5% AERC, Limited Partner
1% AERC, Limited Partner

AERC Blakeney, L.P.	A North Carolina limited partnership	1% AERC Blakeney G.P., Inc., General Partner	100% AERC
		99% AERC of NC, L.P., Limited Partner	.05% Associated Estates Management Company, General Partner
99.5% AERC, Limited Partner
AERC Crossroads, L.P.	A North Carolina limited partnership	1% AERC Crossroads G.P., General Partner	100% AERC
		99% AERC of NC, L.P., Limited Partner	.05% Associated Estates Management Company, General Partner
99.5% AERC, Limited Partner
AERC HP Advisors Limited Partnership	A Florida limited partnership	97.5876760% AERC, General Partner
0.3452920% William T. Hughes, Jr., Limited Partner
2.0670320% PF Funds, Inc., Limited Partner

S-5.4-5

Partnerships	Jurisdiction of Organization	Partners
Limited Partner

AERC of NC, L.P.	A North Carolina limited partnership	.05% Associated Estates Management Company General Partner	100% AERC
99.5% AERC, Limited Partner

AERC Southpoint, L.P.	A North Carolina limited partnership	99% AERC of NC, L.P., General Partner	.05% Associated Estates Management Company, General Partner	100% AERC
99.5% AERC, Limited Partner
1% AERC, Limited Partner

Affiliate Entity	Jurisdiction of Organization	Joint Venture Partners
AERC Legendary JV, LLC	A California limited liability company	50% AERC	50% Legendary Investors Group No. 1 LLC
Lincoln Monrovia, LLC	A Delaware limited liability company	50% AERC	50% LPC MM Monrovia LLC

S-5.4-6

Financial Statements
Audit Report on Form 10-K for the fiscal years ended December 31, 2009 through 2012
Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness as of October 2, 2013

Type		Balance	Rate	Maturity	Lender
Unsecured
	Revolving Credit Facility	184,500,000	1.48%	6/2017
	Term Loan	125,000,000	2.96%	1/2018
	Term Loan	25,000,000	1.88%	1/2018
	Notes - Series A	63,000,000	4.02%	1/2021
	Notes - Series B	87,000,000	4.45%	1/2023
	Total Unsecured	484,500,000

Secured
	Residence at White River	9,221,300	5.44%	6/2014	Fannie Mae	Non-Recourse
	Alexander at Ghent	24,500,000	5.6%	10/2014	Freddie Mac	Non-Recourse
	Spring Valley	10,816,600	5.44%	6/2014	Fannie Mae	Non-Recourse
	Village of Avon	20,038,603	4.55%	12/2015	Met Life	Non-Recourse
	Park at Crossroads	24,554,812	6.33%	8/2016	U.S. Bank	Non-Recourse
	Sawmill Village	16,255,323	5.98%	4/2016	Fannie Mae	Non-Recourse
	Ashborough	47,590,800	4.6%	5/2018	Freddie Mac	Non-Recourse
	The Brixton	11,975,953	5.34%	6/2019	Freddie Mac	Non-Recourse
	Riverside Station	35,508,134	5.14%	9/2020	Freddie Mac	Non-Recourse
	Dwell Vienna Metro	41,167,200	3.68%	6/2022	Fannie Mae	Non-Recourse
	Total Secured	241,628,725
	Total Indebtedness	726,128,725
	Fair Value Adjustment	2,351,092 [1]
	Total GAAP Debt	728,479,817

_____________________________

1     Represents fair value adjustment related to above market rate debt assumed in conjunction with the acquisition of The Brixton ($407,755) and Park at Crossroads ($1,943,337). Per Section 22.2 of the Agreement, this Fair Value Adjustment is disregarded for purposes of determining the outstanding Indebtedness of the Company and its Subsidiaries.

Schedule 5.15
(to Note Purchase Agreement)

Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements	Series A	U.S. $3,750,000
Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:
US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973661 for AFLIC-Traditional Cash & Privates
Credit for PPN 045604 A#2
Accompanying Information:
Name of Issuer:    Associated Estates Realty Corporation
Description of Security:    4.29% Senior Notes, Series A, due October 21, 2020
PPN: 045604 A#2
Due date and application (as among principal, premium and interest) of the payment being made
Notices Related to Payments:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
All Other Notices:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Schedule B
(to Note Purchase Agreement)

Notices Regarding Audit Conformations:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Private Placements
Name of Nominee in which Notes are to be issued: BAND & CO.
Taxpayer I.D. Number: 39-6040365
Physical Delivery:
US Bank Milwaukee, N.A.
Attn: Julie Wiza (MK-WI-T15C)
Trust Officer, Account Manager
777 E. Wisconsin Ave.
Milwaukee, WI 53202
with a copy to:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements	Series A	U.S. $1,000,000

Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:
US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973667 for AFLIC-UL Cash and Privates
Credit for PPN 045604 A#2
Accompanying Information:
Name of Issuer:    Associated Estates Realty Corporation
Description of Security:    4.29% Senior Notes, Series A, due October 21, 2020
PPN: 045604 A#2
Due date and application (as among principal, premium and interest) of the payment being made
Notices Related to Payments:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
All Other Notices:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Notices Regarding Audit Conformations:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Private Placements
Name of Nominee in which Notes are to be issued: BAND & CO.
Taxpayer I.D. Number: 39-6040365
Physical Delivery:
US Bank Milwaukee, N.A.
Attn: Julie Wiza (MK-WI-T15C)
Trust Officer, Account Manager
777 E. Wisconsin Ave.
Milwaukee, WI 53202
with a copy to:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements	Series A	U.S. $250,000

Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:
US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973663 for AFLIC-Par Cash & Privates
Credit for PPN 045604 A#2
Accompanying Information:
Name of Issuer:    Associated Estates Realty Corporation
Description of Security:    4.29% Senior Notes, Series A, due October 21, 2020
PPN: 045604 A#2
Due date and application (as among principal, premium and interest) of the payment being made
Notices Related to Payments:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
All Other Notices:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Notices Regarding Audit Conformations:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Private Placements
Name of Nominee in which Notes are to be issued: BAND & CO.
Taxpayer I.D. Number: 39-6040365
Physical Delivery:
US Bank Milwaukee, N.A.
Attn: Julie Wiza (MK-WI-T15C)
Trust Officer, Account Manager
777 E. Wisconsin Ave.
Milwaukee, WI 53202
with a copy to:
American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616 Attn: Brian Keating Investment Department 9-A FAX # (212) 919-2658 Email address: Brian_Keating@glic.com	Series B	U.S. $28,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Associated Estates Realty Corporation, 4.94% Senior Notes, Series B due January 8, 2024, PPN 045604 B*5, principal, premium or interest”) to:
JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, PPN # 045604 B*5, Associated Estates Realty Corporation
Address for all communications and notices:
The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Brian Keating
Investment Department 9-A
FAX # (212) 919-2658
Email address: Brian_Keating@glic.com
Notes to be registered in the name of: The Guardian Life Insurance Company of America
Taxpayer I.D. Number: 13-5123390
Physical Delivery Instructions:
JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center - 3rd Floor
Brooklyn, NY 11245-0001
Reference A/C #G05978, Guardian Life

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
The Guardian Insurance & Annuity
  Company, Inc.
c/o The Guardian Life Insurance Company
   of America
7 Hanover Square
New York, NY 10004-2616
Attn: Brian Keating
Investment Department 9-A
FAX # (212) 919-2658
Email address: Brian_Keating@glic.com
	Series B	U.S. $2,000,000

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Associated Estates Realty Corporation, 4.94% Senior Notes, Series B due January 8, 2024, PPN 045604 B*5, principal, premium or interest”) to:
JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G01713, GIAC Fixed Payout, PPN # 045604 B*5, Associated Estates Realty Corporation
Address for all communications and notices:
The Guardian Life Insurance Company of America
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Brian Keating
Investment Department 9-A
FAX # (212) 919-2658
Email address: Brian_Keating@glic.com
Notes to be registered in the name of: The Guardian Insurance & Annuity Company, Inc.
Taxpayer I.D. Number: 13-2656036

Physical Delivery Instructions:
JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center - 3rd Floor
Brooklyn, NY 11245-0001
Reference A/C #G01713, GIAC Fixed Payout

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
Nationwide Life Insurance Company Nationwide Investments - Private Placements E-mail: ooinwpp@nationwide.com One Nationwide Plaza (1‑05-801) Columbus, OH 43215‑2220	Series A	U.S. $24,000,000

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
The Bank of New York Mellon
ABA #021-000-018
BNF: IOC566
F/A/O Nationwide Life Insurance Co. Acct #267829
Attn: P & I Department
PPN# 045604 A#2
Security Description: 4.29% Senior Notes, Series A, due October 21, 2020
Notices
Send notices and communications to:
Nationwide Life Insurance Company
Nationwide Investments - Private Placements
E-mail: ooinwpp@nationwide.com
One Nationwide Plaza (1‑05-801)
Columbus, OH 43215‑2220
All notices of payment on or in respect to the security should be sent to:
Nationwide Life Insurance Company
c/o The Bank of New York Mellon
P O Box 19266
Attn: P & I Department
Newark, NJ 07195

With a copy to:
Nationwide Life Insurance Company
Nationwide Investments - Investment Operations
One Nationwide Plaza (1-05-401)
Columbus, OH 43215-2220
The original note should be registered in the name of Nationwide Life Insurance Company and delivered to:
The Bank of New York Mellon
One Wall Street
3rd Floor - Window A
New York, NY 10286
F/A/O Nationwide Life Insurance Co. Acct #267829

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
Nationwide Mutual Insurance Company Attn: Nationwide Investments - Private Placements E-mail: ooinwpp@nationwide.com One Nationwide Plaza (1‑05-801) Columbus, OH 43215‑2220	Series A	U.S. $6,000,000

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
The Bank of New York Mellon
ABA #021-000-018
BNF: IOC566
F/A/O Nationwide Mutual Insurance Company
Acct #264232
Attn: P & I Department
PPN# 045604 A#2
Security Description: 4.29% Senior Notes, Series A, due October 21, 2020
Notices
Send notices and communications to:
Nationwide Mutual Insurance Company
Attn: Nationwide Investments - Private Placements
E-mail: ooinwpp@nationwide.com
One Nationwide Plaza (1‑05-801)
Columbus, OH 43215‑2220
All notices of payment on or in respect to the security should be sent to:
Nationwide Life Insurance Company
c/o The Bank of New York Mellon
P O Box 19266
Attn: P & I Department
Newark, NJ 07195

With a copy to:
Nationwide Mutual Insurance Company
Attn: Nationwide Investments - Investment Operations
One Nationwide Plaza (1-05-401)
Columbus, OH 43215-2220
The original note should be registered in the name of Nationwide Mutual Insurance Company and delivered to:
The Bank of New York Mellon
One Wall Street
3rd Floor - Window A
New York, NY 10286
F/A/O Nationwide Mutual Insurance Co. Acct #264232

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
The Ohio National Life Insurance Company One Financial Way Cincinnati, Ohio 45242 Attention: Investment Department Fax Number: 513-794-4506	Series B	U.S. $5,000,000

Payments
Address for payments on account of the Notes by bank wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security (including interest rate and maturity date), and principal or interest) to :
U.S. Bank N.A. (ABA #042-000013)
5th and Walnut Streets
Cincinnati, OH 45202
For credit to: The Ohio National Life Insurance Company’s
Account No. 910-275-7
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:
The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department
With a copy to:
privateplacements@ohionational.com
Taxpayer I.D. Number: 31-0397080
Original Note to be delivered to:
The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
USAA Casualty Insurance Company 9800 Fredericksburg Road San Antonio, TX 78288	Series A	U.S. $5,000,000
Payments

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186041000
26-11038/CIC
PPN #045604 A#2
Issuer: Associated Estates Realty Corporation
Security Description: 4.29% Senior Notes, Series A, due October 21, 2020
With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.
Notices

(2)	Address for notices relating to payments:
Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn: Income Collections
Please include the cusip and shares/par for the dividend/interest payment

(3)	Address for all other communications:
Donna Baggerly
VP Insurance Portfolios
9800 Fredericksburg Road
San Antonio, Texas 78288
(210) 498-5195
(4)    Name of Nominee in which Notes are to be issued: ELL & CO.

(5)    Taxpayer I. D. Number: 59-3019540

(6)	Physical Delivery of Notes:
Northern Trust Company
Trade Securities Processing, C-1N
801 South Canal Street
Reference: Account: 26-11038/CIC
Chicago, IL 60607

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
United Services Automobile Association 9800 Fredericksburg Road San Antonio, TX 78288	Series A	U.S. $5,000,000
Payments

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186041000
26-11037/ USAA
PPN #045604 A#2
Issuer: Associated Estates Realty Corporation
Security Description: 4.29% Senior Notes, Series A, due October 21, 2020
With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.
Notices

(2)	Address for notices relating to payments:
Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn: Income Collections
Please include the cusip and shares/par for the dividend/interest payment

(3)	Address for all other communications:
Donna Baggerly
VP Insurance Portfolios
9800 Fredericksburg Road
San Antonio, TX 78288
(210) 498-5195
(4)    Name of Nominee in which Notes are to be issued: ELL & CO.

(5)	Tax Identification Number: 74-0959140

(6)	Physical Delivery of Notes:
Northern Trust Company
Trade Securities Processing, C-1N
Account: 26-11037
801 South Canal Street
Chicago, IL 60607

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
USAA Life Insurance Company 9800 Fredericksburg Road San Antonio, TX 78288	Series B	U.S. $20,000,000
Payments

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186041000
26-11042/ Life Company
PPN #045604 B*5
Issuer: Associated Estates Realty Corporation
Security Description: 4.94% Senior Notes, Series B, due January 8, 2024
With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.
Notices
(2)    Address for notices relating to payments:
Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn: Income Collections
Please include the cusip and shares/par for the dividend/interest payment
(3)    Address for all other communications:
John Spear
VP Insurance Portfolios
9800 Fredericksburg Road
San Antonio, TX 78288
(210) 498-8661
(4)    Name of Nominee in which Notes are to be issued: ELL & CO.

(5)    Tax Identification Number: 74-1472662
(6)    Physical Delivery of Notes:
Northern Trust Company
Trade Securities Processing, C-1N
Account: 26-11042
801 South Canal Street
Chicago, IL 60607

Initial Qualifying Unencumbered Projects

Subsidiary entities	Jurisdiction of organization	Property name
AERC 2140 Medical District, LLC	A Delaware limited liability company	21 Forty Medical District
AERC Arbor Landings, LLC	A Delaware limited liability company	Arbor Landings
AERC Arboretum, L.P.	A North Carolina limited partnership	The Apartments at Arboretum
AERC Barrington, Inc.	A Delaware corporation	Residence at Barrington
AERC Bedford Commons, Inc.	A Delaware corporation	Bedford Commons
AERC Belvedere, LLC	A Delaware limited liability company	The Belvedere
AERC Bristol Germantown JV, LLC	A Delaware limited liability company	Vista Germantown
AERC Christopher Wren, Inc.	A Delaware corporation	Residence at Christopher Wren
AERC Clinton Place, LLC	A Delaware limited liability company	Clinton Place
AERC Courtney Chase, LLC	A Delaware limited liability company	Courtney Chase
AERC Georgetown Park, LLC	A Delaware limited liability company	Georgetown Park
AERC Heathermoor, Inc.	A Delaware corporation	Heathermoor
AERC Kensington Grove, Inc.	A Delaware corporation	Kensington Grove
AERC Lake Forest, Inc.	A Delaware corporation	Lake Forest
AERC Landings at Preserve, LLC	A Delaware limited liability company	Landings at the Preserve
AERC Morgan Place, Inc.	A Delaware corporation	Morgan Place
AERC Oaks Hampton, LLC	A Delaware limited liability company	Oaks at Hampton
AERC Perimeter Lakes, Inc.	A Delaware corporation	Perimeter Lakes
AERC River Forest, LLC	A Delaware limited liability company	River Forest
AERC San Raphael, LLC	A Delaware limited liability company	San Raphael
AERC Steeplechase, LLC	A Delaware limited liability company	Steeplechase at Shiloh
AERC Sterling Park, Inc.	A Delaware corporation	Sterling Park
AERC Southpoint Village, LLC	A Delaware limited liability company	Southpoint Village
AERC Summer Ridge, LLC	A Delaware limited liability company	Summer Ridge
Mallard's Crossing
AERC Waterstone, LLC	A Delaware limited liability company	Center Point
AERC Wellington, LLC	A Delaware limited liability company	Waterstone at Wellington
AERC Westchester, Inc.	A Delaware corporation	Westchester Townhomes
AERC Western Reserve, Inc.	A Delaware corporation	Village of Western Reserve
AERC Westwind, LLC	A Delaware limited liability company	Westwind Farms
AERC Williamsburg, Inc.	A Delaware corporation	Williamsburg Townhomes
Buckhead AERC, LLC	A Delaware limited liability company	Cambridge at Buckhead
Westlake Townhomes
Sandler at Alta Lago, LLC	A Virginia limited liability company	Vista Lago
AERC Rienzi, LLC	A Delaware limited liability company	Rienzi
AERC Cypress Shores, Inc.	A Delaware limited liability company	Cypress Shores
AERC Hampton Point, Inc.	A Delaware limited liability company	Hampton Point
AERC of Maryland, Inc.	A Delaware limited liability company	Annen Woods
AERC Reflections, Inc.	A Delaware limited liability company	Reflections
AERC Windsor Pines, Inc.	A Delaware limited liability company	Windsor Pines
AERC Doral West, LLC	A Delaware limited liability company	Doral West

Schedule C
(to Note Purchase Agreement)